SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): Not Applicable

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

In the Lyondell Proxy Statement, filed on March 16, 2004, one of Lyondell’s directors, Mr. Travis Engen, is reported as having missed 29% of the Lyondell board meetings and meetings of the board committees on which he served during 2003. Mr. Engen missed the December 2003 regular board and compensation committee meetings because of an important family commitment, the scheduling of which he had no control over. The date of the December 2003 board and compensation committee meetings coincided with the opening of the new wing of the National Air and Space Museum, a part of which is dedicated to and named after his father, Vice Admiral Donald D. Engen (USN, Ret.), a distinguished war veteran and the former head of the Federal Aviation Administration and the Air and Space Museum. Such an event is obviously both a great honor and a one-time event. Had Mr. Engen not missed these December 2003 meetings, he would have attended more than 75% (85%) of Lyondell’s board meetings and meetings of the board committees on which he served during 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin

Kerry A. Galvin SeniorVice President, General Counsel and Secretary

Date: April 15, 2004